GIBO Holdings Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.0002
ORDINARY SHARES

THIS CERTIFIES THAT

CUSIP NO.:

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.0002 EACH OF

GIBO HOLDINGS LIMITED

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


GIBO HOLDINGS LIMITED
Corporate
Seal
CAYMAN ISLANDS

JING TUANG "ZELT" KUEH
Chief Executive Officer

KWAN CHEN "KATRINA" HUNG
Chief Financial Officer

DATED:

Countersigned and Registered
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112